As filed with the Securities and Exchange Commission on August 1, 2005

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Savient Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3033811
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Tower Center, 14th Floor, East Brunswick, New Jersey	01930
(Address of Principal Executive Offices)	(Zip Code)

Savient Pharmaceuticals, Inc.
1998 Employee Stock Purchase Plan
(Full Title of the Plan)

Philip K. Yachmetz
Senior Vice President – Corporate Strategy, General Counsel & Secretary
One Tower Center, 14th Floor
East Brunswick, New Jersey

(Name and Address of Agent For Service)

(732) 418-9300

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, $0.01 par value per share (including the associated Preferred Stock Purchase Rights)	1,000,000 shares	$4.40	(2)	$4,440,000.00	(2)	$517.88

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on July 25, 2005.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-64541, filed by the Registrant on September 29, 1998 relating to the Registrant’s 1998 Employee Stock Purchase Plan, except for Item 8, Exhibits, which is incorporated herein by reference to the Exhibit List immediately preceding the exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Brunswick, State of New Jersey, on this 29th day of July 2005.

SAVIENT PHARMACEUTICALS, INC.

By: /s/ CHRISTOPHER CLEMENT
          Christopher Clement
          President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Savient Pharmaceuticals, Inc., hereby severally constitute and appoint Christopher Clement, Lawrence A. Gyenes and Philip K. Yachmetz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Savient Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER CLEMENT Christopher Clement	President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2005

/s/ LAWRENCE A. GYENES Lawrence A. Gyenes	Senior Vice President — Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 29, 2005

/s/ CLIFF BACSIK Cliff Bacsik	Vice President and Chief Accounting Officer	July 29, 2005

/s/ JEREMY HAYWARD-SURRY Jeremy Hayward-Surry	Chairman	July 29, 2005

/s/ HERBERT CONRAD Herbert Conrad	Director	July 29, 2005

2

Signature	Title	Date

/s/ STEPHEN O. JAEGER Stephen O. Jaeger	Director	July 29, 2005

/s/ CARL E. KAPLAN Carl E. Kaplan	Director	July 29, 2005

/s/ DAVID TENDLER David Tendler	Director	July 29, 2005

/s/ VIRGIL THOMPSON Virgil Thompson	Director	July 29, 2005

Faye Wattleton	Director

/s/ HERBERT WEISSBACH Herbert Weissbach	Director	July 29, 2005

3

EXHIBIT LIST

Exhibit Number	Description

3.1(1)	Certificate of Incorporation of the Registrant, as amended

3.2(1)	By-Laws of the Registrant, as amended

4.1(2)	Rights Agreement, dated as of October 7, 1998, by and between American Stock Transfer & Trust Company and the Registrant, which includes the form of Certificate of Designations setting forth the terms of the Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

4.2(2)	Certificate of Designations of the Series A Junior Participating Cumulative Preferred Stock.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)
Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 (File No. 000-15313), and incorporated herein by reference.

(2)
Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K, dated October 9, 1998 (File No. 000-15313), and incorporated herein by reference.